UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April19, 2022

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block B-5, 20/F, Great Smart Tower,

230 Wanchai Rd, Wanchai, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 21521223

____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 19, 2022, Verde Resources, Inc. (the “Company”), through its wholly-owned subsidiary Verde Resources (Malaysia) Sdn Bhd (“VRM”), a company incorporated in Malaysia, entered into an Agreement for Regenerative Carbon Negative Agriculture Initiative (the “Agreement”) with The Borneo Food Group Sdn Bhd (“SB”), a company incorporated in Malaysia, to supply proprietary blend of various carbon negative agricultural products such as plant natural enzyme, FAA bio enzyme and enriched biochar to SB. SB is a wholly-owned subsidiary of Borneo Oil Berhad (BORNOIL), a company listed on the Main Board Stock Exchange of Malaysia is an affiliate of the Company by virtue of owning more than 10% shares of the Company’s Common Stock.

BORNOIL group is the owner of various world-wide proprietary brands and franchises including SugarBun Fast Food Restaurants, Sabasco and Borneo Hot Sauce brands, and has an agricultural land bank of approximately 1,050 acres in Sabah, Malaysia. SB is in the business of food processing, trading, distribution, franchising and retailing in Malaysia, Brunei, Indonesia, Australia, Bangladesh and other parts of the world. In connection with SB’s business, SB utilizes large quantities of indigenous agricultural products such as specific varieties of chillis (Kunak Momporok Chilli), pineapples, cucumbers, Kasturi lime, Bario rice and other products. SB is currently collaborating with various state government agencies and social business enterprises in Sabah and Sarawak, Malaysia to establish community based regenerative agricultural ventures such as farming of Kunak Momporok Chilli, Kasturi lime, Bario rice and vegetables through a network of farmers and established suppliers.

Under the Agreement, VRM has the expertise, technical know-how supply of proprietary blend of various carbon negative agricultural products to assist SB in achieving a long term and consistent supply of various agriculture produce for its business while ensuring that all ingredients utilized by SB is farmed in a sustainable and environmentally friendly manner which is not just carbon neutral but carbon negative to create a long term carbon negative footprint. VRM will provide the services and supply the proprietary blend of various carbon negative agricultural products to SB at the agreed fixed rates which may be subject to price increase in the event of any drastic fluctuations in the cost of fuel and/or related production costs with a minimum notice of two weeks in writing to SB. The term of the Agreement will be for a fixed period of five (5) years commencing from May 1, 2022 to April 30, 2027 and both parties may extend the agreement for a further term as may be mutually agreed on terms to be separately negotiated.

Item 9.01 Financial Statements and Exhibits

The Agreement for Regenerative Carbon Negative Agriculture Initiative is attached hereto as Exhibit 10.1.

10.1	Agreement for Regenerative Carbon Negative Agriculture Initiative

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

Date: April 25, 2022

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